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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 APRIL 24, 2002
                Date of Report (Date of earliest event reported)



                       SAFEGUARD HEALTH ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                  0-12050                   52-1528581
(State or other jurisdiction      (Commission               (IRS Employer
      of incorporation)           File Number)           Identification No.)


                            95 ENTERPRISE, SUITE 100
                       ALISO VIEJO, CALIFORNIA 92656-2605
              (Address of principal executive offices and zip code)


                                 (949) 425-4110
                         (Registrant's telephone number,
                              including area code)


                                 (949) 425-4586
                         (Registrant's facsimile number,
                              including area code)


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
ITEM 5.    OTHER  EVENTS

On April 24, 2002, the Registrant entered into a Stock Purchase Agreement with Nicholas M. Kavouklis, DMD, ("Dr. Kavouklis") to acquire all the capital stock (the "Paramount Stock") of Paramount Dental Plan, Inc., a Florida dental health maintenance organization ("Dental HMO") ("Paramount") (the "Transaction"). The Stock Purchase Agreement between the parties describes the Transaction, which is subject only to (i) appropriate regulatory approval (including the approval of Florida Department of Insurance) and (ii) there being no material adverse change in either party. The Registrant anticipates the Transaction will be completed in the third quarter of 2002, but there can be no assurance that the Transaction will be completed. Assuming the transaction is completed, the Registrant plans to cause the merger of Paramount and the Registrant's wholly owned Florida subsidiary, SafeGuard Health Plans, Inc., in connection with the closing of the Transaction.

If the Transaction closes, the Registrant will pay for the Paramount Stock the total consideration of $6,625,000, in the following manner:

     a.   $3,000,000 cash, payable at closing;

     b. The execution and delivery of a convertible promissory note (the "Note") in the principal amount of $2,625,000, which would bear interest at the rate of seven percent (7.0%) per annum, payable in equal monthly installments of principal and interest over three years, convertible into shares of Common Stock of the Registrant at a conversion price of $1.625 per share, secured by a pledge of the stock and a security interest in all the assets of the merged Florida subsidiary. All outstanding principal and interest on the Note, at Dr. Kavouklis' option, would be due and payable upon a sale or change in control of the Registrant or its merged Florida subsidiary, or after one year following a termination without cause of Dr. Kavouklis' employment with the Registrant; and

     c. The issuance to Dr. Kavouklis at closing of 769,231 shares of Common Stock of the Registrant with demand registration rights exercisable immediately for both this stock and the stock issuable on conversion of the Note. The number of these shares of Common Stock was determined by dividing $1,000,000 by the average closing bid price for the Common Stock of the Registrant in the over-the-counter market for the 30 trading days immediately preceding the date of the Stock Purchase Agreement ($1.30 per share).

As a part of the Transaction, the Registrant will enter into a three-year Employment Agreement with Dr. Kavouklis, to serve as President and a Director of the Registrant's merged Florida subsidiary. The annual compensation due to Dr. Kavouklis under such Employment Agreement will be $230,000, plus a bonus of up to $270,000 per year based on the performance of the Florida operations of the Registrant. The Registrant also will enter into a three-year market rate lease with Dr. Kavouklis for the office space in which the principal executive offices of the merged Florida subsidiary will be located in Tampa, Florida beginning in late 2002.

Paramount operates a Dental HMO and a Third Party Administrator organization ("TPA") in the State of Florida licensed as a Prepaid Limited Health Service Organization and a TPA by the Florida Department of Insurance. Paramount offers Dental HMO plans in the State of Florida for both individuals and employer groups in the State of Florida. In addition, Paramount offers indemnity dental plans underwritten by an unrelated insurance company. Paramount has established a network of approximately 1,500 licensed dentists in the State of Florida who have contracted with Paramount to provide dental services to enrollees. Paramount currently has approximately 200,000 members in its plans.

The description of the Transaction contained in this filing is qualified in its entirety by reference to the provisions of the Stock Purchase Agreement, without exhibits, filed as Exhibit 10.1 to this Current Report on Form 8-K(1). A copy of the Press Release, dated April 24, 2002, issued in connection with this Transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K.



                                      * * *

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.)






--------------------------------

(1) Registrant agrees to furnish a supplemental copy of schedules and exhibits to the Securities and Exchange Commission upon request.

ITEM 7.     FINANCIAL  STATEMENTS  AND  EXHIBITS

     (a)    Exhibits

            Exhibit No.                    Description
            -----------                    -----------

                10.1 Stock Purchase Agreement, without Exhibits, dated as of April 24, 2002, by and between the Registrant and Nicholas M. Kavouklis, DMD is filed herewith.(1)

                99.1 Press Release, dated April 24, 2002 regarding this Acquisition, is filed herewith.

                                      * * *

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.)





(1) Registrant agrees to furnish a supplemental copy of schedules and exhibits to the Securities and Exchange Commission upon request.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            SAFEGUARD  HEALTH  ENTERPRISES,  INC.



Date:  April 24, 2002       By:  /s/  Dennis  L.  Gates
                               -------------------------------------------------
                               DENNIS  L.  GATES
                               Senior Vice President and Chief Financial Officer



                            By:  /s/  Ronald  I.  Brendzel
                               -------------------------------------------------
                               RONALD I. BRENDZEL
                               Senior Vice President and Secretary

                                INDEX TO EXHIBITS


Exhibit No.         Description
-----------         -----------

     10.1 Stock Purchase Agreement, without Exhibits, dated as of April 24, 2002, by and between the Registrant and Nicholas
                    M.  Kavouklis,  DMD  is  filed  herewith.(1)

     99.1 Press Release, dated April 24, 2002 regarding this Acquisition, is filed herewith.





(1) Registrant agrees to furnish a supplemental copy of schedules and exhibits to the Securities and Exchange Commission upon request.